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                        [LETTERHEAD OF LATHAM & WATKINS]
                                                                     Exhibit 5.1




                                  May 3, 2001


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75057

                  Re:      $355,000,000 Aggregate Principal
                           Amount of 10 1/8% Senior Notes due 2008

Ladies and Gentlemen:

                  In connection with the registration of $355,000,000 aggregate principal amount of 10 1/8% Senior Notes due 2008 (the "Securities") by Fleming Companies, Inc., an Oklahoma corporation (the "Company"), and the guarantees of the Securities (the "Guarantees") by the Company's wholly-owned domestic subsidiaries listed on Schedule A hereto (the "Guarantors"), under the Securities Act of 1933, as amended, on Form S-4 to be filed with the Securities and Exchange Commission on May 3, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of March 15, 2001 (the "Indenture") by and among the Company, the Guarantors and Bankers Trust Company, as trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10 1/8% Senior Notes due 2008 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal to be filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

                  In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, respectively. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.


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Fleming Companies, Inc.
May 3, 2001
Page 2




                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and, solely with respect to paragraph 2, the internal laws of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the Company and the Guarantors are addressed in the opinion of McAfee & Taft, which has been separately provided to you, and we express no opinion with respect to those matters.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

                  1. Assuming due authorization of the Securities by the Company, the Securities, when executed, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the terms of the Indenture, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

                  2. The Guarantee to be executed and delivered by Richmar Foods, Inc., a California corporation ("Richmar") has been duly authorized by all necessary corporate action of Richmar.

                  3. Assuming due authorization of each of the Guarantees by each of the Guarantors except Richmar, each of the Guarantees, when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Securities and upon payment therefor, will be the legally valid and binding obligation of the respective Guarantor, enforceable against such Guarantor in accordance with its terms.

                  The opinions rendered in paragraphs 1 and 3 relating to the enforceability of the Securities and the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.06 of the Indenture; (v) we express no opinion concerning the enforceability of the Company's obligation to offer to repurchase the Securities upon the occurrence of a Change of Control (as such term is defined in the Indenture) pursuant to Section 4.14 of the Indenture; and (vi) we express no opinion with respect to whether acceleration of the Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.


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Fleming Companies, Inc.
May 3, 2001
Page 3




                  We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Securities or the Guarantors under the Indenture or the Guarantees of Section 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to fraudulent transfers and obligations.

                  To the extent that the obligations of the Company and the Guarantors under the Operative Documents to which each is a party may be dependent upon such matters, we have assumed for purposes of this opinion that:
(i) the Company, each of the Guarantors (except Richmar) and the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party, (c) has duly authorized, executed and delivered each such Operative Document, and (d) is duly qualified to engage in the activities contemplated by each such Operative Document; (ii) the Indenture constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus contained therein.

                                Very truly yours,

                                /s/ LATHAM & WATKINS



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                                   Schedule A

                                   GUARANTORS


   Guarantors                                 State of Jurisdiction of Formation
   ----------                                 ----------------------------------

   ABCO Food Group, Inc.                                    Nevada
   ABCO Markets, Inc.                                      Arizona
   ABCO Realty Corp.                                       Arizona
   AG, L.L.C.                                              Oklahoma
   American Logistics Group, Inc.                          Delaware
   Baker's Food Group, Inc.                                 Nevada
   Dunigan Fuels, Inc.                                      Texas
   FAVAR CONCEPTS, LTD.                                    Delaware
   Fleming Food Management Co., L.L.C.                     Oklahoma
   Fleming Foods of Texas, L.P.                            Oklahoma
   Fleming International Ltd.                              Oklahoma
   Fleming Supermarkets of Florida, Inc.                   Florida
   Fleming Transportation Service, Inc.                    Oklahoma
   Fleming Wholesale, Inc.                                  Nevada
   FuelServ, Inc.                                          Delaware
   Gateway Insurance Agency, Inc.                         Wisconsin
   LAS, Inc.                                               Oklahoma
   Piggly Wiggly Company                                   Oklahoma
   Progressive Realty, Inc.                                Oklahoma
   Rainbow Food Group, Inc.                                 Nevada
   Retail Investments, Inc.                                 Nevada
   Retail Supermarkets, Inc.                                Texas
   RFS Marketing Services, Inc.                            Oklahoma
   Richmar Foods, Inc.                                    California
   Scrivner Transportation, Inc.                           Oklahoma